As filed with the Securities and Exchange Commission on June 21, 2010

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OSIRIS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Maryland	71-0881115
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

7015 Albert Einstein Drive
Columbia, Maryland	21046
(Address of Principal Executive Offices)	(Zip Code)

Osiris Therapeutics, Inc.

Amended and Restated 2006 Omnibus Plan,
as amended and restated effective May 27, 2010
(formerly known as the Osiris Therapeutics, Inc.

Amended and Restated 2006 Omnibus Plan)

(Full title of the plan)

C. Randal Mills, Ph.D.

President and Chief Executive Officer

Osiris Therapeutics, Inc.

7015 Albert Einstein Drive

Columbia, MD  21046

(Name and address of agent for service)

(443) 545-1819

(Telephone number, including area code, of agent for service)

with a copy to:

Douglas M. Fox, Esquire

Ballard Spahr LLP

18th Floor

300 East Lombard Street

Baltimore, MD 21202-3268

(410) 528-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share	1,100,000 shares	$6.18	$6,798,000	$485

(1)           Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Registrant is increased by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization or similar transaction.

(2)           Estimated solely for the purpose of calculating the registration fee.  In accordance with Rule 457(h) promulgated under the Securities Act, the price shown is based upon the average of the high and low prices reported for the Common Stock on the NASDAQ Global Market on June 17, 2010.

(3)           Calculated under Section 6(b) of the Securities Act as .00007130 of the aggregate offering price.

PART II -

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note

Effective as of 11:59 PM on May 31, 2010 (the “Effective Time”), Osiris Therapeutics, Inc. changed its state of incorporation from Delaware to Maryland.  This reincorporation was effectuated by a merger (the “Reincorporation Merger”) of Osiris Therapeutics, Inc., a Delaware corporation (“Osiris Delaware”), with and into Osiris Maryland, Inc., then a wholly owned Maryland subsidiary established for such purpose.  The Reincorporation Merger was approved by the requisite vote of stockholders at Osiris Therapeutics, Inc.’s Annual Meeting of Stockholders on May 27, 2010.  In connection with the Reincorporation Merger, Osiris Maryland, Inc. changed its name to “Osiris Therapeutics, Inc.”  Osiris Therapeutics, Inc., a Maryland corporation formerly known as Osiris Maryland, Inc. (“Osiris Maryland”), is deemed to be the successor issuer of Osiris Delaware under Rule 12g-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Osiris Delaware and Osiris Maryland, as issuer and successor issuer under Rule 12g-3 of the Exchange Act, are collectively referred to herein as “Registrant”.

In connection with the Reincorporation Merger, Osiris Maryland assumed the Osiris Therapeutics, Inc. Amended and Restated 2006 Omnibus Plan, as amended and restated effective May 27, 2010 ( the “Plan”) and all of the outstanding options and equity awards under the Plan.  At the Effective Time, each outstanding option to purchase shares of Osiris Delaware common stock was converted into an option to purchase the same number of shares of Osiris Maryland common stock, with no changes in the option exercise price or other terms and conditions of such options.

The Registrant is filing this registration statement to register an additional 1,100,000 shares of the Registrant’s common stock, par value $0.001 per share, for issuance under the Plan.  An increase of 600,000 in the number of shares authorized for issuance under the Plan (as then in effect), as well as certain other amendments to the Plan (as then in effect) that are described in the Registrant’s definitive proxy statement, filed with the United States Securities and Exchange Commission (the “Commission”) on April 29, 2008, were approved by the Registrant’s stockholders on June 4, 2008.  An increase of 500,000 in the number of shares authorized for issuance under the Plan, as described in the Registrant’s definitive proxy statement, filed with the Commission on April 16, 2010, was approved by the Registrant’s stockholders on May 27, 2010.

The Registrant previously filed a registration statement on Form S-8 (Reg. No. 333-137952) covering 850,000 shares of Osiris Delaware’s common stock authorized for issuance under the version of the Plan then in effect.  The Registrant previously filed a Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Reg. No. 333-137952), solely to update that registration statement as a result of the Reincorporation Merger.  Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement and post-effective amendment are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein.  Only those items of Form S-8 containing new information not contained in the earlier registration statement and post-effective amendment are presented herein.

Item 3.                    Incorporation of Documents by Reference.

The following documents, which have previously been filed with the Commission by the Registrant, are hereby incorporated by reference into this Registration Statement and made a part hereof:

•                                          Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission on March 12, 2010;

•                                          Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the Commission on May 7, 2010;

•                                          all other reports of the Registrant filed (whether by Osiris Delaware or Osiris Maryland) pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of Registrant’s most recent fiscal year ended December 31, 2009 (except for any reports, or portions of reports, that are not deemed “filed” with the Commission); and

•                                          the description of the common stock of Osiris Maryland contained in the Registration Statement on Form 8-A/A, filed with the Commission on June 18, 2010, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents subsequently filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be part hereof from the date of filing of such document.  Any statement contained in a document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  The Registrant is not, however, incorporating by reference any documents, or portions of documents, that are not deemed “filed” with the Commission.

Item 8.                    Exhibits.

Exhibit
Number	Description

4.1	Articles of Incorporation of the Registrant. (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 2, 2010.)

4.2

Articles of Merger between Osiris Therapeutics, Inc., a Delaware corporation, and Osiris Maryland, Inc. a Maryland corporation, as survivor, changing the name of “Osiris Maryland, Inc.” to “Osiris Therapeutics, Inc.”, as filed with the State Department of Assessments and Taxation of Maryland on May 27, 2010, and effective May 31, 2010. (Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 2, 2010.)

4.3	Bylaws of the Registrant. (Incorporated herein by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 2, 2010.)

4.4

Osiris Therapeutics, Inc. Amended and Restated 2006 Omnibus Plan, as amended and restated effective May 27, 2010. (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 2, 2010.)

5.1	Opinion of Ballard Spahr LLP. (filed herewith)

23.1	Consent of Grant Thornton LLP. (filed herewith)

23.2	Consent of Stegman & Company. (filed herewith)

23.3	Consent of Ballard Spahr LLP. (included in Exhibit 5.1)

24.1	Power of Attorney. (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Howard, State of Maryland, on June 21, 2010.

Osiris Therapeutics, Inc.

By:	/s/ C. Randal Mills
Name:	C. Randal Mills, Ph.D.
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ C. Randal Mills	President, Chief Executive Officer and Director	June 21, 2010
C. Randal Mills, Ph.D.	(Principal Executive Officer)

/s/ Philip R. Jacoby, Jr.	Chief Financial Officer and Corporate Secretary	June 21, 2010
Philip R. Jacoby, Jr.	(Principal Financial Officer)

/s/ Matthew Neumayer	Corporate Controller	June 21, 2010
Matthew Neumayer	(Principal Accounting Officer)

*	Director	June 21, 2010
Peter Friedli

*	Director	June 21, 2010
Felix Gutzwiller

*	Director	June 21, 2010
Jay M. Moyes

*	Director	June 21, 2010
Gregory H. Barnhill

*By:	/s/ Philip R. Jacoby, Jr.
Philip R. Jacoby, Jr.
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Articles of Incorporation of the Registrant. (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 2, 2010.)

4.2

Articles of Merger between Osiris Therapeutics, Inc., a Delaware corporation, and Osiris Maryland, Inc. a Maryland corporation, as survivor, changing the name of “Osiris Maryland, Inc.” to “Osiris Therapeutics, Inc.”, as filed with the State Department of Assessments and Taxation of Maryland on May 27, 2010, and effective May 31, 2010. (Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 2, 2010.)

4.3	Bylaws of the Registrant. (Incorporated herein by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 2, 2010.)

4.4

Osiris Therapeutics, Inc. Amended and Restated 2006 Omnibus Plan, as amended and restated effective May 27, 2010. (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 2, 2010.)

5.1	Opinion of Ballard Spahr LLP. (filed herewith)

23.1	Consent of Grant Thornton LLP. (filed herewith)

23.2	Consent of Stegman & Company. (filed herewith)

23.3	Consent of Ballard Spahr LLP. (included in Exhibit 5.1)

24.1	Power of Attorney. (filed herewith)